Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Avnet, Inc.:

We consent to the incorporation by reference in the registration statements Nos. 333-39530, 333-94957 and 333-107474 on Form S-3, Nos. 333-58852, 333-36970 and 333-86721 on Form S-4, and Nos. 33-29475, 33-43855, 33-64765, 333-17271, 333-45735, 333-55806, 333-00129, 333-45267, 333-89297, 333-101039, 333-112057, 333-112062 and 333-112063 on Form S-8, of Avnet, Inc. of our report dated August 6, 2004, with respect to the consolidated balance sheets of Avnet, Inc. and subsidiaries as of July 3, 2004 and June 27, 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the three-year period ended July 3, 2004, and the related financial statement schedule for each of the years in the three-year period ended July 3, 2004, which report appears in the July 3, 2004 annual report on Form 10-K of Avnet, Inc.

          /s/ KPMG LLP

Phoenix, Arizona
September 3, 2004